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EXHIBIT 9      Voting Trust Agreement dated as of July 15, 1995 among Ray
               English and Associates Inc., Dorothy A. English and Dorothy A, English, as Voting Trustee

          VOTING TRUST AGREEMENT (the "Agreement"), dated as of July 15, 1995, by and among the persons executing this Agreement below as stockholders (hereinafter collectively referred to as the "Stockholders) of COMPUFLIGHT, INC., a Delaware corporation (the "Company"), and DOROTHY A. ENGLISH, as voting trustee (the "Trustee").

          The Stockholders are holders of Common Stock, par value $.001 per share, of the Company and own the number of shares set forth after their respective signatures at the foot of this Agreement.

          In order to ensure the safe, competent and stable management of the Company, the Stockholders desire to create an irrevocable voting trust by depositing all of the shares of Common Stock they presently own in the Company with the Trustee and authorizing the same to vote all of the shares as a unit.

          The Trustee has consented to act under this Agreement for the purposes herein provided.

          In consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the Stockholders hereby agree as follows:

      1. AGREEMENT. Copies of this Agreement, and of all agreements supplemental hereto or amendatory hereof, shall be filed in the registered office of the Company in the State of Delaware located at 15 East North Street, Dover, Delaware, and in its principal office located at 99 Seaview Boulevard, Port Washington, New York 11050, and shall be open to the inspection of any stockholder of the Company daily during business hours. Copies shall also be filed in the office of the Trustee, at the address hereinbelow stated. All Voting Trust Certificates issued as hereinafter provided shall be issued, received, and held subject to all the terms of this Agreement. Every person, firm, or corporation entitled to receive Voting Trust Certificates representing shares of capital stock, and their respective transferees and assigns, upon accepting the Voting Trust Certificates issued hereunder, shall be bound by the provisions of this Agreement.

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2. TRANSFER OF STOCK TO TRUSTEE.

          (a) Each of the Stockholders shall deposit with the Trustee the certificates for all of the shares of Common Stock of the Company presently owned by it or her (the "Stock Certificates") which represent the number of shares set forth after its or her respective signature on this Agreement. The Stockholders may at any time deposit with the Trustee additional certificates for shares of Common Stock of the Company that they may hereafter acquire (the "Additional Certificates"), but no Stockholder shall be required to deposit Additional Certificates unless it or she so elects, except that Additional Certificates representing shares acquired due to the distribution of a stock dividend or split by the Company shall be held by the Trustee in accordance with
Section 4 hereof. All Stock Certificates shall be endorsed, or accompanied by such instruments of transfer, as to enable the Trustee to cause such certificates to be transferred into the name of the Trustee, as hereinafter provided. Upon receipt by the Trustee of the Stock Certificates or Additional Certificates and the transfer of the same into the name of the Trustee, the Trustee shall hold the same subject to the terms of this Agreement, and shall thereupon issue and deliver to the Stockholders Voting Trust Certificates for the shares so deposited in substantially the same form as is attached hereto as Exhibit A.

          (b) All Stock Certificates and Additional Certificates transferred and delivered to the Trustee shall be surrendered by the Trustee to the Company and cancelled, and new certificates therefor shall be issued to and held by the Trustee in the name of "Dorothy A. English as Voting Trustee U/A Dated July 15, 1995". The fact that each new certificate is issued pursuant to this Agreement shall be stated in the stock ledger of the Company.

          (c) The Trustee shall keep a list of all Stock Certificates or Additional Certificates transferred hereunder which shall include the respective names and addresses of the transferring Stockholders and the number of shares that each transferred certificate represents. In addition, the Trustee shall keep a record of all Voting Trust Certificates issued hereunder which shall contain copies of the Voting Trust Certificates issued and a list of the names and addresses of the persons issued such Voting Trust Certificate and the number of shares that each Voting Trust Certificate represents. Such list and record shall be open to the inspection of the holders of the Voting Trust Certificates at reasonable times at the offices of the Trustee upon

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reasonable advance notification to the Trustee. The Trustee shall cause a copy of each Voting Trust Certificate to be filed in the books of the Company located in Port Washington, New York.

     3. RIGHTS OF TRUSTEE. The Trustee shall have the right to exercise, in person or by her nominee or proxy, all stockholders' voting rights and powers in respect of all shares deposited hereunder, and to take part in or consent to any corporate or stockholders' action of any kind whatsoever. The right to vote shall include the right to vote for the election of directors, and in favor of or against any resolution or proposed action of any character whatsoever, which may be presented at any meeting or require the consent of Stockholders of the Company. Without limiting such general right, it is understood that such action may include the following, upon terms satisfactory to the Trustee or to her nominees or proxies thereto appointed by her or them: the mortgage, creation of a security interest in, or pledge of all or any part of the property of the Company; the lease or sale of all or any part of the property of the Company, for cash, securities, or other property; the dissolution of the Company; and the consolidation, merger, reorganization or recapitalization of the Company.

        4. DIVIDENDS.

          (a) In the event that the Company issues dividends and other distributions, the Trustee shall accept and receive them. Upon receipt thereof, the same shall be prorated and distributed among the holders of the Voting Trust Certificates in proportion to their interests; provided, however, that, unless and until the Trustee receives evidence satisfactory to her that the Promissory Note, dated July 15, 1995, issued by Ray English & Associates, Inc. ("RE&A") to Navtech Systems Support Inc. ("Support") in the principal amount of $857,403.90 (the "Note") has been satisfied in full and cancelled, the Trustee is authorized to deliver to Support, as a payment of amounts due under and pursuant to the Note, any dividends or other distributions otherwise payable or distributable to RE&A. In the event that the dividends are in the form of share certificates having voting rights, the stock dividends shall be held in trust hereunder and the Voting Trust Certificate shall be so amended.

          (b) Subject to the provisions of paragraph 4(a), the Trustee, in lieu of receiving cash dividends upon the capital stock of the Company and paying the same to the holders of Voting Trust Certificates pursuant to the provisions of this Agreement, may instruct the Company in writing to pay such

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dividends directly to the holders of the Voting Trust Certificates. Upon such instructions being given by the Trustee to the Company, and until revoked by the Trustee, all liability of the Trustee with respect to such dividends shall cease. The Trustee may at any time revoke such instructions and by written notice to the Company direct it to make dividend payments to the Trustee.

       5. SUBSCRIPTION RIGHTS. In case any stock or other securities of the Company are offered for subscription to the Stockholders, the Trustee, following receipt of notice of such offer, shall mail a copy thereof to each of the registered holders of the Voting Trust Certificates. Upon receipt by the Trustee, at least five (5) days prior to the last day fixed by the Company for subscription and payment, of a request from any such registered holder of Voting Trust Certificates to subscribe in his behalf, accompanied with the sum of money required to pay for such stock or securities (not in excess of the amount subject to subscription in respect of the shares represented by the Voting Trust Certificate held by such certificate holder), the Trustee shall make such subscription and payment and, upon receiving from the Company the certificates for shares or securities so subscribed for, shall issue to such registered holder a Voting Trust Certificate in respect thereof if the same be stock having general voting powers, but if the same be securities other than stock having general voting powers, the Trustee shall either mail or deliver such securities to the certificate holder in whose behalf the subscription was made or instruct the Company to make delivery directly to the certificate holder entitled thereto.

       6. DISSOLUTION OF THE COMPANY. In the event of the dissolution or total or partial liquidation of the Company, whether voluntary or involuntary, the Trustee shall receive the funds, securities, rights, or property to which the Stockholders are entitled, and shall distribute the same among the registered holders of Voting Trust Certificates in proportion to their interests, as shown by the books of the Company; provided, however, that, unless and until the Trustee receives evidence satisfactory to her that the Note has been satisfied in full and cancelled, the Trustee is authorized to deliver to Support, as a payment of amounts due under and pursuant to the Note, any funds, securities, rights or property otherwise payable or distributable to RE&A. Alternatively, the Trustee may, in her discretion, deposit such funds, securities, rights, or property with any bank or trust company with authority and instructions to distribute the same as above

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provided, and upon such deposit all further obligations or liabilities of the
Trustee in respect of such funds, securities, rights, or property so deposited shall cease.

       7. REORGANIZATION OF COMPANY. In the event that the Company is merged into or consolidated with another corporation, or all or substantially all of the assets of the Company are transferred to another corporation, then, in connection with such transfer, the term "Company" for all purposes of this Agreement shall mean and include any such successor corporation. The Trustee shall receive and hold under this Agreement any stock of such successor corporation received on account of the ownership, as Trustee hereunder, of the stock held hereunder prior to such merger, consolidation, and transfer. Voting Trust Certificates issued and outstanding under this Agreement at the time of such merger, consolidation, or transfer may remain outstanding, or the Trustee may, in her sole discretion, substitute for such Voting Trust Certificates new Voting Trust Certificates in appropriate form.

       8. SUCCESSOR TRUSTEE. In the event the Trustee shall die, refuse or be unable to act in accordance with the terms hereof, then the registered holders of Voting Trust Certificates, or their respective successor, assign or legal representative, shall jointly appoint a substitute Trustee (the "Successor Trustee") to fill the vacancy, and any person so appointed shall be vested with all the duties, powers and authority of a Trustee as if originally named herein. Any Successor Trustee shall be deemed to have qualified as a Trustee hereunder when he shall have executed a counterpart of this Agreement and such counterpart shall have been filed at the principal executive offices of the Company. The signatures of the Trustee, or of any Successor Trustee, on this Agreement or on a counterpart hereof, shall signify their consent to be bound hereby and to perform the terms of this Agreement. In the event a substitute Trustee is not appointed to fill vacancy within sixty (60) days, then Support shall have the right to appoint a Successor Trustee to fill the vacancy.

       9. TRUSTEE'S LIABILITY. The Trustee shall not be personally liable as stockholder, trustee or otherwise for any action taken by her or by her agents, except for her own individual actions or omissions which constitute willful misconduct. In no event shall the Trustee's failure to act or vote be deemed misconduct hereunder. In addition, the Trustee shall not be required to furnish bond or security for the discharge of her duties hereunder.

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       10. COMPENSATION AND REIMBURSEMENT OF TRUSTEE. The Trustee shall serve without compensation hereunder. The Trustee shall have the right, at her expense, to incur and pay reasonable expenses and charges to employ and pay such agents, attorneys and counsel as she may deem necessary and proper for carrying this Agreement into effect. In the event dividends or other funds or property are received by the Trustee on the stock deposited hereunder, the Trustee may deduct such expense and charges therefrom. Nothing herein contained shall disqualify the Trustee or Successor Trustee, or incapacitate them from serving the Company or any of its subsidiaries as an officer or director, or in any other capacity, and in any such capacity, from receiving compensation.

       11. TRANSFER OF VOTING TRUST CERTIFICATES. The Voting Trust Certificates to be issued hereunder have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of either an effective registration statement for such certificates under the Act or an opinion of Company counsel that such registration is not required. Each Voting Trust Certificate shall bear a legend setting forth the foregoing restrictions. It shall be an express prerequisite to any transfer of any Voting Trust Certificate that the transferee shall first agree in writing to be bound by all of the terms and conditions of this Agreement. The Voting Trust Certificates shall be transferable on the books of the Company at the executive offices of the Company located in Port Washington, New York, by the registered holder thereof, either in person or by attorney thereto duly authorized, and the Trustee may treat the registered holder as the owner thereof for all purposes whatsoever.

       12. REPLACEMENT OF VOTING TRUST CERTIFICATES. In the event that a Voting Trust Certificate is lost, stolen, mutilated, or destroyed, the Trustee, in her discretion, may issue a duplicate of such certificate upon receipt of each of the following: (a) evidence of such fact satisfactory to her; (b) indemnity satisfactory to her; (c) the existing certificate, if mutilated; and (d) her reasonable fees and expenses in connection with the issuance of a new certificate. The Trustee shall not be required to recognize any transfer of a Voting Trust Certificate not made in accordance with the provisions hereof, unless the person claiming such ownership shall have

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produced indicia of title satisfactory to the Trustee, and shall in addition deposit with the Trustee an indemnity satisfactory to her.

      13. TERMINATION.

          (a) This Agreement shall terminate on the date on which the Note is satisfied in full and cancelled, unless the term hereof is shortened as provided in paragraph 13(b) below.

          (b) This Agreement may be terminated at an earlier date than that set forth in Paragraph 13(a) above by the unanimous written agreement of all of the holders of the Voting Trust Certificates together with the written consent of the Trustee.

      14. TERMINATION PROCEDURE.

          (a) Upon the termination of this Agreement, the Trustee, at such time as she may choose during the period commencing twenty (20) days before and ending twenty (20) days after such termination, shall mail written notice of such termination to the registered holders of the Voting Trust Certificates, at the respective addresses appearing on the books and records of the Trustee. After the date specified in any such notice (which date shall be fixed by the Trustee), the Voting Trust Certificates shall cease to have any effect, and the holders of such Voting Trust Certificates shall have no further rights under this Agreement other than to receive certificates for stock of the Company and any theretofore undistributed dividends.

          (b) Within thirty (30) days after the termination of this Agreement, the Trustee shall; deliver to the registered holders of all Voting Trust Certificates, stock certificates for the number of shares of stock of the Company represented thereby, upon the surrender of the Voting Trust Certificates properly endorsed, such delivery to be made in each case at the offices of the Trustee.

          (c) As an alternative to the procedure set forth in paragraph 14(b) above, at any time within thirty (30) days after the termination of this Agreement, the Trustee may deposit with the Company stock certificates representing the number of shares of stock represented by the Voting Trust Certificates then outstanding, with authority in writing to the Company to deliver such stock certificates in exchange for Voting Trust Certificates representing a like number of shares of stock of the Company, and upon such deposit all further liability of the Trustee for the delivery of such stock certificates and the delivery or payment of dividends upon surrender of the

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Voting Trust Certificates shall cease, and the Trustee shall not be required to take any further action hereunder.

      15. NOTICES.

          (a) Any notice to be given to the Trustee hereunder shall be sufficiently given if mailed to the Trustee at 550 Parkside Drive, Unit A1, Waterloo, Ontario, Canada N2L 5V4, or at such other address as the Trustee may from time to time designate by written notice given to the holders of the Voting Trust Certificates.

          (b) Any notice to be given to the holders of Voting Trust Certificates shall be sufficiently given if mailed, postage prepaid, to the registered holder thereof at the address of such registered holder appearing on the records maintained by the Trustee. Every notice so given shall be effective whether or not actually received, and such notice shall for all purposes be deemed to have been given on the date of mailing thereof.

          (c) Any notice to be given to the Company hereunder shall be sufficiently given if mailed to the Company at its principal executive offices.

      16. AMENDMENT OR MODIFICATION AGREEMENT. The holders of Voting Trust Certificates may modify or amend this Agreement by written agreement with the written consent of the Trustee. Copies of any modifications of amendments must be filed in the registered office of the Company in the State of Delaware, in the books of the Company and in the records of the Trustee to be effective.

      17. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties. Any oral or written representations, agreements, understandings and/or statements not contained herein shall be of no force and effect.

      18. GENDER. The use herein of (a) any gender includes all others and (b) the singular number includes the plural and vice-versa, whenever the context so requires.

      19. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of law.

      20. BINDING EFFECT. Subject to any provision of this Agreement that may prohibit or curtail assignment of any rights hereunder, this Agreement shall bind and inure to the benefit of the respective heirs, assigIls, personal representatives, and successors of the parties hereto.

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      21. SEVERABILITY. If any term, provision, covenant or condition of this
Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      22. EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts and each shall be deemed to be an original.



          IN WITNESS WHEREOF, the undersigned Stockholders and the Trustee have executed this Agreement to evidence their respective acceptance of the irrevocable voting trust created hereby, as of the day and year first above written.

                                             NUMBER OF

                                             SHARES
                                             ------

RAY ENGLISH & ASSOCIATES, INC.

By: /s/ R. F. English                        802, 766
---------------------
Raymond F. English, President

/s/ Dorothy English
-------------------
DOROTHY A. ENGLISH                           205,000

TRUSTEE
-------

/s/ Dorothy English
-------------------
DOROTHY A. ENGLISH

WITNESSED
---------

/s/ Denis L. Metherell
----------------------
SECRETARY

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                                                                       EXHIBIT A
--------------------------------------------------------------------------------
          The transferability of this Voting Trust Certificate is restricted by the terms of the Voting Trust Agreement, dated July 15, 1995, pursuant to which this Voting Trust Certificate has been issued.

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH CERTIFICATE UNDER SAID ACT OR (B) AN OPINION OF COMPANY COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

NO.   1                                                          802,766  SHARES

                            VOTING TRUST CERTIFICATE
                                COMPUFLIGHT, INC.

          Incorporated under the laws of the State of Delaware

          This certifies that RAY ENGLISH & ASSOCIATES, INC., or his or her registered assigns, is entitled to all of the benefits arising from the deposit with the Trustee under the Voting Trust Agreement (as defined below) of certificates evidencing EIGHT HUNDRED TWO THOUSAND SEVEN HUNDRED SIXTY-SIX (802,766) shares of Common Stock, par value $.001 per share, of Compuflight, Inc., a Delaware corporation (the "Company"), as provided in the Voting Trust Agreement and subject to the terms thereof.

          Subject to the terms of the Voting Trust Agreement, the registered holder hereof is entitled to receive payment equal to the amount of cash dividends, if any, received by the Trustee upon the number of shares of capital stock of the Company in respect of which this certificate is issued. Dividends received by the Trustee in Common Stock or other stock of the Company having general voting powers shall be payable in Voting Trust Certificates, in form similar hereto. Until the Trustee shall have delivered the stock held under the Voting Trust Agreement to the holders of the Voting Trust Certificates, or to the Company, as specified in the Voting Trust Agreement, the Trustee shall possess and shall be entitled to exercise all rights and powers of an owner of such stock, as specified in the Voting Trust Agreement, including the right to vote thereon for every purpose, it being expressly stipulated that no voting right passes to the holder hereof under this certificate or any agreement, expressed or implied.

          This certificate is issued, received, and held under, and the rights of the holder hereof are subject to, the terms of a Voting Trust Agreement, dated as of July 15, 1995, by and among certain stockholders of the Company and Dorothy A. English, as Voting Trustee (the "Voting Trust Agreement"). Copies of the Voting Trust Agreement, and of every agreement amending or supplementing the same, are on file in the principal office of the Company in Port Washington, New York and in the registered office of the Company in the State of Delaware, and shall be open to the inspection of any stockholder of the Company, daily during business hours. Copies are also filed in the offices of the Trustee in Waterloo, Ontario, Canada. The holder of this certificate, by acceptance hereof, assents and is bound by all the provisions of the Voting Trust Agreement as if such Voting Trust Agreement had been originally signed by him in person.

          In the event of the dissolution or total or partial liquidation of the Company, subject to the terms of the Voting Trust Agreement, the funds, securities, rights or property received by the Trustee in respect to the stock deposited under the Voting Trust Agreement shall be distributed among the registered holders of Voting Trust Certificates in proportion to their interests as shown by the books of the Trustee.

          In the event that any dividend or distribution other than in cash or stock of the Company having general voting powers is received by the Trustee, subject to the terms of the Voting Trust Agreement, the Trustee shall distribute the same to the registered holders of Voting Trust Certificates as provided in the Voting Trust Agreement in accordance with the number of shares represented by their respective Voting Trust Certificates.

          Stock certificates for the number of shares of capital stock then represented by this certificate, and any undistributed dividends shall be due and deliverable hereunder upon the termination of the Voting Trust Agreement upon and subject to the terms provided therein.

     The Voting Trust Agreement shall continue in full force and effect as provided in the Voting Trust Agreement unless such term is terminated prior thereto as provided in the Voting Trust Agreement.

            This certificate is transferable on the books of the Company at its office in Port Washington, New York or elsewhere as designated by the Trustee, by the holder hereof, either in person or by attorney duly authorized, in accordance with the provisions set forth in the Voting Trust Agreement and on surrender of this certificate properly endorsed. Each holder hereof agrees that delivery of this certificate, duly endorsed by a holder hereof, shall vest title hereto and all rights hereunder in the transferee; provided, however, that the Trustee may treat the registered holder hereof as the absolute owner hereof and all rights and interest represented hereby for all purposes whatsoever, and the Trustee shall not be bound or affected by any notice to the contrary; provided, however, that no delivery of stock certificates hereunder, or the proceeds thereof, shall be made without surrender hereof properly endorsed.

          This certificate shall not be valid for any purpose until duly executed by the Trustee.

          The term "Trustee" as used herein means the Trustee or any Successor Trustee acting under the Voting Trust Agreement.

          IN WITNESS WHEREOF, the Trustee has duly executed this certificate as of July 15, 1995.


/s/ Dorothy A. English
----------------------
DOROTHY A. ENGLISH, TRUSTEE


WITNESSED

/s/ Denis L. Metherell
----------------------
SECRETARY